Registration No. 333-133343

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embarq Corporation

(Exact name of registrant as specified in its charter)

Delaware	4813	20-2923630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5454 West 110th Street

Overland Park, Kansas 66211

(913) 323-4637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claudia S. Toussaint, Esq.

General Counsel and Corporate Secretary

Embarq Corporation

5454 West 110th Street

Overland Park, Kansas 66211

(913) 323-4637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: Not Applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _____

EXPLANATORY NOTE

In accordance with the registrant’s undertaking pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 2 to the registrant’s Form S-1 Registration Statement (Registration No. 333-133343) filed with the Securities and Exchange Commission on April 18, 2006 (the “Registration Statement”) deregisters 55,485 Restricted Stock Units (“RSUs”) and 55,485 shares of common stock issuable in connection with the RSUs, which remained unsold at the termination of the offering registered on the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Overland Park, State of Kansas, on April 23, 2008.

EMBARQ CORPORATION

By:	/s/ Gene M. Betts
Name: Gene M. Betts
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas A. Gerke Thomas A. Gerke	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2008

/s/ Gene M. Betts Gene M. Betts	Chief Financial Officer (Principal Financial Officer)	April 23, 2008

/s/ Richard B. Green Richard B. Green	Vice President and Controller (Principal Accounting Officer)	April 23, 2008

* Peter C. Brown	Director	April 23, 2008

* Steven A. Davis	Director	April 23, 2008

Richard A. Gephardt	Director

* John P. Mullen	Director	April 23, 2008

* William A. Owens	Director	April 23, 2008

* Dinesh C. Paliwal	Director	April 23, 2008

* Stephanie M. Shern	Director	April 23, 2008

* Laurie A. Siegel	Director	April 23, 2008

*By	/s/ Gene M. Betts
Gene M. Betts, as Attorney-in-fact